UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2017

People’s Utah Bancorp
(Exact name of registrant as specified in its charter)

Utah	001-37416	87-0622021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street American Fork, UT
(Address of principal executive offices)

84003
(Zip code)

(801) 642-3998
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [X]

Item 1.01Entry into a Material Definitive Agreement.

On July 26, 2017, People’s Intermountain Bank (“PIB”), a wholly owned subsidiary of People’s Utah Bancorp (“PUB”) entered into a Purchase and Assumption Agreement (the “Agreement”) with Banner Bank (“BB”), a wholly owned subsidiary of Banner Corporation. Under the terms of the Agreement, PIB will acquire approximately $260 million in loans and seven Utah branch locations with approximately $180 million in low-cost deposits of Banner Bank’s Utah-based bank branches and an operations center (“BB Branch Acquisition”).  The deposit premium is estimated to be $15.3 million based on average deposits at closing.  Following the BB Branch Acquisition, the BB branches will become Bank of American Fork branches, a division of PIB.

Consummation of the transaction is subject to required regulatory approvals, and other customary conditions of closing. The transaction is presently expected to close in the 4th quarter of 2017.

Item 7.01Regulation FD Disclosure

On July 27, 2017, PUB issued a press release announcing the execution of the Agreement.  A copy of the press release is furnished herewith as Exhibit 99.1.  Furnished herewith as Exhibit 99.2 are presentation materials relating to the proposed BB Branch Acquisition.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  Such forward-looking statements include but are not limited to statements about the benefits of the BB Acquisition by PUB, including PUB’s plans, objectives, expectations and intentions, the effect of the transaction on PUB’s earnings, the timing of the closing of the transaction, and other statements that are not historical facts.  These forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected, including but not limited to the risks that the asset acquisition does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which PUB operates; the reaction to the transaction of the companies’ customers, employees, and counterparties; and the diversion of management time on transaction-related issues.  Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs.  PUB undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1 99.2	Press Release dated July 27, 2017 Presentation dated July 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Utah Bancorp

Date: July 27, 2017	By:	/s/ Wolfgang T. N. Muelleck
Wolfgang T. N. Muelleck
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1 99.2	Press Release dated July 27, 2017 Presentation dated July 27, 2017

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